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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): August 26, 1998


                              BANC ONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


         1-8552                                           31-0738296
(Commission File Number)                       (IRS Employer Identification No.)


                  100 East Broad Street, Columbus, Ohio 43271
               (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including area code: (614) 248-5944


                                      N/A
         (Former Name or Former Address, If Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

In June 1997, in connection with its acquisition of First USA, Inc., BANC ONE CORPORATION ("BANC ONE") acquired approximately 57% of the capital stock of Paymentech, Inc. ("Paymentech"). In April 1997, prior to closing the FUSA, Inc. transaction, BANC ONE and Paymentech announced that BANC ONE expected to reduce its ownership in Paymentech at some time following the acquisition provided that such ownership reduction could be accomplished in such a way as to preserve the pooling of interests accounting treatment of the BANC ONE/First USA transaction. BANC ONE recently completed an assessment of the strategic value of its ownership interest in Paymentech and of the business prospects of Paymentech and has concluded that its present intention is not to reduce its ownership interest in Paymentech.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BANC ONE CORPORATION
                                        (Registrant)


Date : August 28, 1998                  By: /s/ Steven A. Bennett
                                            --------------------------
                                            Steven A. Bennett
                                            Senior Vice President

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